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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934


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                              RENTRAK CORPORATION
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               (Name of Registrant as Specified in Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Media Contact:                         Investor Contact:
Dick Gersh                             Rick Nida
Richard Gersh Associates               Rentrak Corporation
212-757-1101                           503-284-7581 Ext. 295


FOR IMMEDIATE RELEASE:

                     Ron Berger Resigns as Chief Executive
                        Officer of Rentrak Corporation

     PORTLAND, Ore. (Sept. 15, 2000)--Rentrak Corporation (Nasdaq:RENT) today announced that Ron Berger, the company's Chairman and Chief Executive Officer, has resigned as Chief Executive Officer. He continues to serve as Chairman of the Board of Directors of the company he founded in 1977. Rentrak is currently engaged in a proxy contest with a dissident group for control of the board. The company's Annual Shareowners' Meeting is scheduled for Sept. 19, 2000.

     "I decided to resign as Chief Executive Officer since it is obvious that I have become a lightning rod for the opposition in the proxy contest," Mr. Berger said. "I continue to believe that it is in the best interest of all shareowners to reelect the Company's entire slate of nominees to the board of directors instead of the nominees of the dissident Paul Rosenbaum group."

     In announcing Mr. Berger's resignation, F. Kim Cox, Rentrak's President said, "Ron Berger has served Rentrak well since founding the company 23 years ago. His unique concept of sharing revenue between studios and video retailers for videocassette rentals and the accompanying Pay--Per-Transaction (PPT(R)) software and computer technology that made the process work spawned a business model that has become the industry standard. We will miss his vision, his leadership and his perpetual enthusiasm. We wish him well in his future endeavors."

     No announcement was made as to a possible successor for Mr. Berger.

                                    -more-
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     Rentrak Corporation, through its PPT(R) system, is the world's largest distributor of pre-recorded videocassettes on a revenue-sharing basis. The company directly services retailers throughout the U.S. and Canada and, through affiliated companies, supplies a growing number of international outlets in Japan and the United Kingdom.

     3PF.COM, Inc. (3PF) a wholly owned subsidiary, provides fulfillment, order processing and inventory management services for e-commerce companies and other companies requiring just-in-time fulfillment. It operates two Midwestern hub-based distribution centers offering late night order cut-off and 24/7 capabilities, with a total of 320,000 square feet of warehouse space. An additional 120,000 square foot facility is scheduled to open in the near future. 3PF can be accessed on the Web at http://www.3PF.COM.

                                     * * *

Shareowners may obtain information regarding the participants involved in the Company's proxy solicitation, including a description of their direct and indirect interests, by security holdings or otherwise in the Company's Proxy Statement filed with the Securities and Exchange Commission. Shareholders should read the Company's Proxy Statement because it contains important information. The Company's Proxy Statement and related documents and information is available for free at the Commission's World Wide Web site at http://www.sec.gov. The Company's definitive Proxy Statement will be available for free from the Company and the participants.

                                     -end-